UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2021

Organovo Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Organovo Holdings, Inc.

440 Stevens Ave, Suite 200, Solana Beach, CA 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 224-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2012 Equity Incentive Plan

Effective March 5, 2021, the Board of Directors (the “Board”) of Organovo Holdings, Inc. (the “Company”) adopted an amendment and restatement of the Organovo Holdings, Inc. 2012 Amended and Restated Equity Incentive Plan (the “Plan”). The Plan permits the grant of certain equity awards to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company and to promote the success of the Company’s business. The Plan was amended and restated to increase the maximum aggregate number of shares of common stock of the Company that may be granted to any one person during any calendar year (measured from the date of any grant) from 100,000 shares of the Company’s common stock to 400,000 shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). The Plan was also amended and restated to reflect the 1-for-20 reverse stock split of the Company’s shares of common stock that was effected on August 17, 2020 and restate the maximum number of shares of common stock of the Company that may be awarded and sold under the Plan.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

2021 Inducement Equity Incentive Plan

On March 7, 2021, the Compensation Committee of the Board (the “Compensation Committee”) adopted the Organovo Holdings, Inc. 2021 Inducement Equity Incentive Plan (the “Inducement Plan”). The Inducement Plan will serve to advance the interests of the Company by providing a material inducement for the best available individuals to join the Company as employees by affording such individuals an opportunity to acquire a proprietary interest in the Company.

The Inducement Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and performance units solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the Inducement Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company. The maximum number of shares available for grant under the Inducement Plan is 750,000 shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). The Inducement Plan is administered by the Compensation Committee and expires ten years from the date of effectiveness.

The Inducement Plan has not been and will not be approved by the Company’s stockholders. Awards under the Inducement Plan will be made pursuant to the exemption from Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4), which permits Nasdaq listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Inducement Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Inducement Plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan.

10.2	Organovo Holdings, Inc. 2021 Inducement Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman